Mandalay Digital Reports Fiscal 2014 Full Year and Fourth Quarter Financial Results

— Signs Second U.S. Tier 1 Carrier Customer for DT IQ™ Product —

— Reaffirms Fiscal 2015 Guidance —

— Conference Call at 8:30 a.m. ET Today —

Los Angeles, CA – June 30, 2014 – Mandalay Digital Group, Inc. (Nasdaq: MNDL, the “Company” or “Mandalay Digital”), a leading provider of mobile technology solutions, through its wholly owned subsidiary Digital Turbine, today announced financial results for the full fiscal year and three months ended March 31, 2014.

Recent Highlights:

•	Signed additional U.S. tier 1 carrier customer for the Company’s DT IQ™ product;
•	Surpassed 1 million DT Ignite™ installs. The product is now commercially available in the United States, Singapore, Israel, and Turkey;
•	Planned launch of DT Ignite™ in five additional countries this calendar year;
•	Expanded relationships with SingTel and Smart Communications to include direct billing connectivity through DT Pay™;
•	Added four new advertising network partners, including Appia, Applift, Vserv and Ybrant – gaining access to advertisers King Digital and Supercell, among others, and more than 10 new direct advertisers including EA, Kaboom, GSN, Com2US, Gamevil and Big Fish Games, enhancing the Company’s ability to grow CPI (cost per install) agreements;
•	Took actions to significantly strengthen the Company’s balance sheet. Mandalay Digital is now debt free with $22.0 million in cash, cash equivalents and restricted cash at the end of fiscal 2014;
•	Confirmed fiscal 2015 guidance including revenues in the range of $46 to $50 million, equating to growth of 90% to 100% over fiscal 2014 revenues, non-GAAP adjusted gross margin in the 50-plus percent range, and non-GAAP adjusted EBITDA positive for full fiscal 2015 second quarter. DT Ignite™ to be installed on 12 million devices by the end of fiscal 2015.

Fiscal 2014 Financial Results

Mandalay Digital’s divestiture of Twistbox Entertainment in the fiscal 2014 fourth quarter is reflected as discontinued operations. All periods presented have been revised to reflect this presentation.  Unless otherwise noted, all discussions in this press release relate to continuing operations.

Revenue for fiscal 2014 grew substantially to $24.4 million, up from $3.9 million in the prior year. Fluctuations in exchange rates during the fiscal year, as compared with those at the beginning of the fiscal year, specifically related to the Australian dollar, had a non-GAAP $2.7 million negative, non-cash, impact on fiscal 2014 revenue resulting from GAAP consolidation and foreign currency translation for reporting purposes.  Excluding the effect of foreign currency translation, revenue for fiscal 2014 would have grown to approximately $27.1 million. Mandalay Digital said it expects its exposure to currency fluctuations to lessen as the Company continues to grow and revenue generated in Australia becomes a smaller percentage of total revenue.

Mandalay Digital Reports Fiscal 2014 Full Year and Fourth Quarter Financial Results

June 30, 2014

Gross profit was $7.8 million for fiscal 2014, compared with $2.2 million last year. Momentum in Mandalay Digital’s business, and the acquisitions of Logia (DT EMEA) and MIA (DT APAC) in September 2012 and April 2013, respectively, contributed to the increase. Adjusted gross margin, excluding the amortization of intangibles (which the Company refers to as non-GAAP gross margin), was 39.4% for fiscal 2014. A year-over-year comparison is not provided because it would not include the MIA portion of the Company’s business, as it was acquired in the first quarter of fiscal 2014. A table reconciling adjusted gross margin to GAAP gross margin can be found in the tables at the end of this press release.

“Momentum is growing across our business, and is continuing with the addition of another U.S. tier-1 carrier for our IQ product to our expanding base of customers,” said Peter Adderton, CEO of Mandalay Digital. “With the ongoing ramp in utilization of our products, especially IQ and Ignite, by carriers around the globe, positive traction with advertisers and ad networks for CPI agreements, and an industry that continues to grow very quickly, we remain confident in our ability to achieve our fiscal 2015 guidance and drive profitable growth into the future.”

Total operating expenses for fiscal 2014 equaled $23.4 million, compared with $13.2 million one year ago. The increase related to costs in support of the Company’s current and expected future revenue growth, as well as ongoing costs related to operating acquired companies. Total operating expenses for fiscal 2014 included $5.9 million in non-cash items comprised of depreciation, intangible impairment and stock based compensation. Total operating expenses for fiscal 2013 included $4.1 million in non-cash items comprised of depreciation and stock based compensation.

Net loss from continuing operations, net of incomes taxes, for fiscal 2014 was $17.2 million, or ($0.63) per share, based on 27.5 million weighted average common shares outstanding. Net loss from continuing operations, net of income taxes, for fiscal 2013 was $12.7 million, or ($0.72) per share, based on 17.6 million weighted average common shares outstanding. Excluding the non-cash items comprised of depreciation, intangible impairment and stock based compensation already mentioned and the amortization included in cost of revenues for both periods, net loss from continuing operations, net of income taxes, for fiscal 2014 would have been $9.5 million, or ($0.35) per share, compared with a net loss from continuing operations, net of income taxes, of $8.2 million, or ($0.47) per share, for fiscal 2013.

Fiscal 2014 net loss, including discontinued operations, was $18.7 million, or ($0.68) per share, compared with $14.2 million, or ($0.81) per share, for fiscal 2013.

Non-GAAP adjusted EBITDA loss (which excludes certain cash and non-cash expenses; see full definition below) for fiscal 2014 was $6.8 million, versus $6.6 million for the fiscal 2013. A table reconciling non-GAAP adjusted EBITDA loss to net loss can be found in the tables at the end of this press release.

Mandalay Digital Reports Fiscal 2014 Full Year and Fourth Quarter Financial Results

June 30, 2014

Cash, cash equivalents and restricted cash totaled $22.0 million at March 31, 2014, compared with $1.1 million at March 31, 2013. Over the last 12 months, the Company has considerably strengthened its balance sheet. In addition to raising more than $33 million, net of offering related costs, Mandalay Digital paid off $3.7 million in debt and converted remaining debt to equity, rendering the Company debt-free, and substantially enhanced its working capital position, going from negative working capital at the end of fiscal 2013 to a working capital position of nearly $15.6 million at the end of fiscal 2014.

2014 Fourth Quarter Financial Results

Revenue for the fourth quarter of fiscal 2014 increased substantially to $6.1 million from $1.4 million for the same period last year. The increase related to continued business momentum, as well as contributions from previously mentioned acquisitions.

Sequentially, revenue was down from the third quarter of fiscal 2014 as the result of a product re-launch with an existing customer in Asia Pacific, as well as fluctuations in exchange rates of the Australian dollar, which resulted in a $0.3 million negative impact on fiscal 2014 fourth quarter revenue. Excluding the currency impact, revenue for the quarter would have been $6.4 million.

Gross profit for the fourth quarter of fiscal 2014 more than doubled to $1.9 million from $0.8 million for the same quarter last year. Adjusted gross margin, excluding the amortization of intangibles (which the Company refers to as non-GAAP gross margin), was 38.3% for the three months ended March 31, 2014. A year-over-year adjusted gross margin comparison is not provided because it would not include the MIA portion of the Company’s business, as it was acquired in the first quarter of fiscal 2014. Sequentially, adjusted gross margin improved from 35.1% for the third quarter of fiscal 2014.

Total operating expenses were $5.8 million for the fiscal 2014 fourth quarter, compared with $3.1 million for the prior-year quarter. Total operating expenses for the fiscal 2014 fourth quarter included $1.3 million in non-cash items comprised of depreciation, intangible impairment and stock based compensation. Total operating expenses for the fiscal 2013 fourth quarter included $0.5 million in non-cash items comprised of depreciation and stock based compensation.

Net loss from continuing operations, net of incomes taxes, for the fiscal 2014 fourth quarter was $3.4 million, compared with a net loss from continuing operations, net of income taxes, of $2.8 million for the fiscal 2013 fourth quarter. Excluding the costs already mentioned and the non-cash cost of revenues for both periods, loss from continuing operations, net of income taxes, for the fourth quarter of fiscal 2014 would have been $1.6 million, compared with a net loss from continuing operations, net of income taxes, of $2.1 million, for the fourth quarter fiscal 2013.

Fiscal 2014 fourth quarter net loss, including discontinued operations, was $2.6 million or ($0.08) per share, based on 33.3 million weighted average common shares outstanding, compared with $3.4 million, or ($0.19) per share, based on 18.4 million weighted average common shares outstanding, for the fourth quarter fiscal 2013.

Non-GAAP adjusted EBITDA for the fiscal 2014 fourth quarter was a loss of $1.9 million, compared with a loss of $1.6 million for the fiscal 2013 fourth quarter.

Mandalay Digital Reports Fiscal 2014 Full Year and Fourth Quarter Financial Results

June 30, 2014

“Mandalay Digital is making excellent progress with product launches around the globe, many of which are just now beginning,” Adderton added. “We believe we are at the forefront of a mega trend to connect application installs to application monetization, and we are just getting started.”

Business Outlook

Mandalay Digital Group reiterated its financial guidance for fiscal 2015, anticipating:

•	Revenue in the range of $46 to $50 million for fiscal 2015, equal to revenue growth of 90% to 100% over fiscal 2014;
•	Non-GAAP adjusted gross margin in the 50-plus percent range, a substantial increase from prior years; and
•	Non-GAAP adjusted EBITDA positive for full second fiscal quarter ending September 30, 2014.
•	DT Ignite™ to be installed on 12 million devices by end of fiscal 2015.

Note: Revenue guidance excludes recently divested non-core subsidiary and does not take into account any potential strategic acquisition activity that may be conducted.

About Mandalay Digital Group

Mandalay Digital Group, Inc., through its wholly owned subsidiary, Digital Turbine, provides mobile solutions for wireless carriers globally to enable them to better monetize mobile content. The Company's products include mobile application management through DT Ignite, user experience and discovery through DT IQ, application stores and content through DT Marketplace, and content management and mobile payments through DT Pay. With global headquarters in Los Angeles, and offices throughout the U.S., Asia Pacific and EMEA, Mandalay Digital's solutions are used by more than 31 million consumers each month across more than 20 global operators. For additional information, visit www.mandalaydigital.com.

Conference Call

Management will host a conference call, today at 8:30 a.m. ET to discuss its financial results, as well as an update on new and current carrier customer and its underlying business metrics. To participate, interested parties should dial 888-438-5519 in the United States or 719-457-2627 from international locations, conference ID 8298990. A playback of the call will be available until 11:30 am ET on July 7, 2014 by dialing 888-203-1112 within the United States or 719-457-0820 from international locations, PIN number 8298990. A webcast of the conference call will be available at www.mandalaydigital.com.

Use of Non-GAAP Financial Measures

To supplement the Company's condensed financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), Mandalay Digital uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross margin and non-GAAP adjusted EBITDA. Reconciliations to the nearest GAAP measures of all non-GAAP measures included in this press release can be found in the tables below.

Mandalay Digital Reports Fiscal 2014 Full Year and Fourth Quarter Financial Results

June 30, 2014

Non-GAAP measures are provided to enhance investors’ overall understanding of the Company's current financial performance, prospects for the future and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results. The Company believes the non-GAAP measures that exclude such items when viewed in conjunction with GAAP results and the accompanying reconciliations enhance the comparability of results against prior periods and allow for greater transparency of financial results. The Company believes non-GAAP measures facilitate management's internal comparison of its financial performance to that of prior periods as well as trend analysis for budgeting and planning purposes. The presentation of non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Non-GAAP gross margin is defined as GAAP gross margin adjusted to exclude the effect of intangible amortization expense. Readers are cautioned that non-GAAP gross margin should not be construed as an alternative to gross margin determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.

Non-GAAP adjusted EBITDA is calculated as GAAP net loss excluding the following cash and non-cash expenses: interest expense, foreign transaction gains (losses), debt financing and non-cash related expenses, debt discount and non-cash debt settlement expense, gain or loss on extinguishment of debt, income taxes, asset impairment charges, depreciation and amortization, stock-based compensation expense, change in fair value of derivatives, and accruals for one-time and discretionary bonuses. Because Adjusted EBITDA is a non-GAAP measure that does not have a standardized meaning, it may not be comparable to similar measures presented by other companies. Readers are cautioned that Non-GAAP adjusted EBITDA should not be construed as an alternative to net income (loss) determined in accordance with U.S. GAAP as an indicator of performance, which is the most comparable measure under GAAP.

Non-GAAP gross margin and Adjusted EBITDA are used by management as internal measures of profitability and performance. They have been included because the Company believes that the measures are used by certain investors to assess the Company’s financial performance before non-cash charges and certain costs that the Company does not believe are reflective of its underlying business.

Mandalay Digital Reports Fiscal 2014 Full Year and Fourth Quarter Financial Results

June 30, 2014

Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the U.S. federal securities laws. Statements in this news release that are not statements of historical fact and that concern future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events, including that Mandalay Digital can run its business for long-term shareholder value and that it can drive sustained growth well into the future, and statements concerning Mandalay’s Digital’s expected fiscal 2015 guidance contained in this news release, carrier (including Tier 1 carrier) relationships, ramp up of the DT Ignite product, sufficiency of cash and working capital and trends in the mobile industry are forward-looking statements that speak only as of the date made and which involve known and unknown risks, uncertainties and other factors which may, should one or more of these risks uncertainties or other factors materialize, cause actual results to differ materially from those expressed or implied by such statements. These factors include the inherent and deal specific challenges in converting discussions with carriers into actual contractual relationships, product acceptance of a new product such as DT Ignite in a competitive marketplace, the potential for unforeseen or underestimated cash requirements or liabilities, risks intrinsic to dispositions (like the Twistbox disposition) such as successor liability claims, the impact of currency exchange rate fluctuations on our reported GAAP financial statements, the Company’s ability as a smaller company to manage international operations, its ability given the Company’s limited resources to identify and consummate acquisitions, varying and often unpredictable levels of orders, the challenges inherent in technology development necessary to maintain the Company’s competitive advantage such as adherence to release schedules and the costs and time required for finalization and gaining market acceptance of new products, changes in economic conditions and market demand, rapid and complex changes occurring in the mobile marketplace, pricing and other activities by competitors, and other risks including those described from time to time in Mandalay Digital Group's filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications. You should not place undue reliance on these forward-looking statements. The company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For more information, contact: comprehensive lines of clinically-proven, safe and effective
Laurie Berman/Matt Sheldon
PondelWilkinson Inc.

(310) 279-5980

pwinvestor@pondel.com

(Financial Tables Follow)

Mandalay Digital Reports Fiscal 2014 Full Year and Fourth Quarter Financial Results

June 30, 2014

MANDALAY DIGITAL GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

	March 31,	March 31,
	2014	2013

ASSETS
Current assets
Cash and cash equivalents	$21,805	$1,149
Restricted Cash	$200	-
Accounts receivable, net of allowances of $0 and $108, respectively	5,102	1,995
Deposits	24	563
Prepaid expenses and other current assets	350	285
Total current assets	27,481	3,992

Property and equipment, net	465	148
Deferred tax assets	3,238	-
Intangible assets, net	9,074	4,757
Goodwill	4,837	3,588
TOTAL ASSETS	$45,095	$12,485

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$2,943	$3,783
Accrued license fees	3,395	669
Accrued compensation	1,681	692
Current portion of long term debt, net of discounts of $0 and $187, respectively	-	3,777
Deferred tax liabilities	2,987	134
Other current liabilities	900	600
Total current liabilities	11,906	9,655

Long term contingent liability, less discount of $762 and $159, respectively	238	841
Long term and convertible debt, less discount of $0 and $980, respectively		1,252
Total liabilities	$12,144	$11,748

Commitments and contingencies (Note 16)

Stockholders' equity
Preferred stock
Series A convertible preferred stock at $0.0001 par value;
2,000,000 shares authorized, 100,000 issued and outstanding
(liquidation preference of $1,000,000)	100	100
Common stock, $0.0001 par value: 200,000,000 shares authorized;
38,143,028 issued and 37,388,429 outstanding at March 31, 2014;
19,222,493 issued and 18,467,894 outstanding at March 31, 2013;	7	7
Additional paid-in capital	193,422	142,571
Treasury Stock (754,600 shares at March 31, 2014 and March 31, 2013)	(71)	(71)
Accumulated other comprehensive loss	(199)	(266)
Accumulated deficit	(160,308)	(141,604)
Total stockholders' equity	32,951	737

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$45,095	$12,485

Mandalay Digital Reports Fiscal 2014 Full Year and Fourth Quarter Financial Results

June 30, 2014

MANDALAY DIGITAL GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	3 Months Ended	3 Months Ended	12 Months Ended	12 Months Ended
	March 31	March 31	March 31	March 31
	2014	2013	2014	2013
	(unaudited)	(unaudited)
Net revenues	$6,053	$1,410	$24,404	$3,855

Cost of revenues
License fees	3,735	76	14,789	279
Other direct cost of revenues	455	572	1,769	1,416
Total cost of revenues	4,190	648	16,558	1,695

Gross profit	1,863	762	7,846	2,160

Operating expenses
Product development	1,835	314	7,869	1,322
Sales and marketing	533	256	1,915	668
General and administrative	3,229	2,523	13,432	11,199
Impairment of intangible assets	154	-	154	-
Total operating expenses	5,751	3,093	23,370	13,189

Loss from operations	(3,888)	(2,331)	(15,524)	(11,029)

Interest and other income / (expense)
Interest income / (expense)	230	(209)	(1,407)	(1,144)
Foreign exchange transaction gain / (loss)	(28)	38	33	11
Change in fair value of warrant derivative liabilities loss	-	-	(811)	(22)
Gain/ (loss) on disposal of fixed assets	(1)	5	-	5
Loss on extinguishment of debt	-	-	(442)	-
Gain / (loss) on settlement of debt	15	(209)	74	(257)
Gain /(loss) on change on valuation of long term contingent liability	-	(38)	603	(83)
Interest and other expense	216	(413)	(1,951)	(1,490)

Loss from operations before income taxes	(3,672)	(2,744)	(17,474)	(12,519)

Income tax expense (benefit)	(281)	105	(272)	139
Net loss from continuing operations, net of taxes	(3,391)	(2,849)	(17,202)	(12,658)

Discontinued operations, net of taxes:
Income/ (loss) on disposal of discontinued operations, net of taxes	773	(570)	(1,502)	(1,503)
Net Income (loss) from discontinued operations, net of taxes	773	(570)	(1,502)	(1,503)
Net (loss)/profit	$(2,618)	$(3,419)	$(18,704)	$(14,161)

Other comprehensive (loss) / income:
Foreign currency translation adjustment	$304	$(118)	$67	$(72)
Comprehensive Loss	$(2,314)	$(3,537)	$(18,638)	$(14,233)

Basic and diluted net income / (loss) per common share	$(0.08)	$(0.19)	$(0.68)	$(0.81)
Continuing operations	$(0.10)	$(0.15)	$(0.63)	$(0.72)
Discontinued operations	$0.02	$(0.04)	$(0.05)	$(0.09)
Net loss income/(loss)	$(0.08)	$(0.19)	$(0.68)	$(0.81)

Weighted average common shares outstanding, basic and diluted	33,266	18,417	27,478	17,631

Weighted average common shares outstanding, diluted	33,266	18,417	27,478	17,631

Mandalay Digital Reports Fiscal 2014 Full Year and Fourth Quarter Financial Results

June 30, 2014

MANDALAY DIGITAL GROUP, INC. AND SUBSIDIARIES

STATEMENT OF CASH FLOWS

(In thousands, except per share amounts)

	12 Months Ended	12 Months Ended
	March 31	March 31
	2014	2013
Cash flows from operating activities
Net loss	$(18,704)	$(14,161)
Adjustments to reconcile net loss to net cash used in operating activities:
Disposal of subsidiary	820	-
Depreciation and amortization	1,856	646
Amortization of debt discount	187	1,420
Interest accrued	109	290
PIK Interest	-	151
Allowance for doubtful accounts	-	22
Finance costs	1,173	-
Fair value of financing costs related to conversion options	470	-
Stock-based compensation	1,938	487
Impairment of intangibles	154	1,119
Warrants issued for services	406	555
Stock issued for services	2,755	3,079
Stock issued as settlement of debt	24	-
Settlement of debt	51	(337)
Revaluation of contingent liability	(603)	(83)
Increase in fair value of derivative liabilities	811	22
Loss on disposal of leasehold improvements	-	41
Increase in restricted cash	(200)	-
(Increase) / decrease in assets, net of effect of disposal of subsidiary:
Accounts receivable	(734)	(260)
Deposits	523	(510)
Prepaid expenses and other current assets	(2,566)	377
Increase / (decrease) in liabilities, net of effect of disposal of subsidiary:
Accounts payable	(893)	513
Accrued license fees	737	(421)
Accrued compensation	650	110
Other liabilities and other items	3,229	75
Net cash used in operating activities	(7,807)	(6,865)

Cash flows from investing activities
Purchase of property and equipment	(207)	(12)
Cash used in acquisition of subsidiary	(1,287)	(3,416)
Cash acquired with acquisition of subsidiary	513	59
Net cash used in investing activities	(981)	(3,369)

Cash flows from financing activities
Repayment of debt obligations	(3,657)	-
Issuance of shares for cash	33,297	2,550
Net cash provided by financing activities	29,640	2,550

Effect of exchange rate changes on cash and cash equivalents	(196)	34

Net change in cash and cash equivalents	20,656	(7,650)

Cash and cash equivalents, beginning of period	1,149	8,799

Cash and cash equivalents, end of period	$21,805	$1,149

Supplemental disclosure of cash flow information:

Taxes paid	$74	$34

Noncash investing and financing activities:

Supplemental disclosure of non-cash investing and financing activities:

Conversion of convertible note and interest to shares of common stock	$4,373	$-
Contingency Earn out on acquisition of subsidiary, net of discount	$238	$841
Common stock of the Company issued for acquisition of subsidiary	$4,449	$788
Common stock of the Company issued for pending acquisition of an asset	$-	$533
Cashless exercise of options to purchase common stock of the Company	$854	$-
Cashless exercise of warrants to purchase common stock of the Company	$5,914	$474

Mandalay Digital Reports Fiscal 2014 Full Year and Fourth Quarter Financial Results

June 30, 2014

MANDALAY DIGITAL GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP and NON-GAAP FINANCIAL MEASURES

(In thousands and unaudited)

GROSS MARGIN TO NON-GAAP GROSS MARGIN

	3 Months Ended	3 Months Ended	12 months ended
	31-Mar-14	31-Dec-13	31-Mar-14

Revenue	$6,053	$6,809	$24,404
Gross profit	$1,863	$1,933	$7,846
Gross margin percentage	30.8%	28.4%	32.1%

Add back: Amortization of intangibles	$455	$455	$1,769

Non-GAAP gross profit	$2,318	$2,388	$9,615
Non-GAAP gross margin percentage	38.3%	35.1%	39.4%

NET LOSS TO ADJUSTED EBITDA

	3 Months Ended	3 Months Ended	12 months ended	12 months ended
	31-Mar-14	31-Mar-13	31-Mar-14	31-Mar-13

Net loss	$(2,618)	$(3,419)	$(18,704)	$(14,161)
Add back items:
Other expense, net of income	(215)	413	1,950	1,490
Depreciation and amortization	468	177	1,856	323
Impairment of Intangible	154	-	154	-
Stock compensation	1,166	493	5,630	4,121
Bonuses	161	8	1,118	183
Discontinued Operations	(774)	570	1,502	1,503
Income tax provision	(281)	139	(272)	(105)

Adjusted EBITDA	$(1,939)	$(1,619)	$(6,766)	$(6,646)